Home Equity Loan-Backed Term Notes, GMACM Series 2005-HE3
	Payment Date	10/25/2005

Servicing Certificate	Group 1
Beginning Pool Balance	730,060,642.19
Beginning PFA	243,353,547.40
Ending Pool Balance	716,757,559.98
Ending PFA Balance	243,353,547.40
Principal Collections	40,338,466.92
Principal Draws	27,035,384.71
Net Principal Collections	-
Active Loan Count	16,637

Interest Collections	3,453,904.58

Additional Mortgage Loans - Revolving Period	0.00
Additional Mortgage Loans - Due to Funding Event	0.00

Net WAC Rate	6.15273%
Substitution Adjustment Amount	0.00

Excess Cash	502,421.13
Excess Spread Percentage	0.62%
Excess Spread Target	2.00%

	Beginning	Ending				Interest	Security
Term Notes	Balance	Balance	Factor	Principal	Interest	Shortfalls	%	Coupon
Class A-1	423,210,000.00	423,210,000.00	1.0000000	0.00	1,207,324.08	0.00	42.70%	3.950%
Class A-2	296,703,000.00	296,703,000.00	1.0000000	0.00	854,999.15	0.00	29.94%	3.990%
Class A-3	243,767,000.00	243,767,000.00	1.0000000	0.00	718,300.09	0.00	24.60%	4.080%
Variable Pay Revolving Notes - A-1	24,334,998.00	22,652,400.35	0.9308568	1,682,597.65	72,058.63	0.00	2.29%	4.100%
Variable Pay Revolving Notes - A-2	1.00	0.93	0.0000000	0.07	0.00	0.00	0.00%	4.100%
Variable Pay Revolving Notes - A-3	1.00	0.93	0.0000000	0.07	0.00	0.00	0.00%	4.100%
Certificates	-	-	-	-	0.00	-	-	-

Beginning Overcollateralization Amount	(14,600,810.41)
Overcollateralization Amount Increase (Decrease)	1,682,597.79
Outstanding Overcollateralization Amount	(12,918,212.62)
Target Overcollateralization Amount	9,734,141.90

Credit Enhancement Draw Amount	0.00
Unreimbursed Prior Draws	0.00

		Number	Percent	Foreclosure		Bankruptcy		REO
	Balance	of Loans	of Balance	Units	Dollars	Units	Dollars	Units	Dollars
Delinquent Loans (30 Days)*	2,716,800.08	65	0.38%	0	0.00	0	-	0	0.00
Delinquent Loans (60 Days)*	75,000.00	1	0.01%	0	0.00	0	0.00	0	0.00
Delinquent Loans (90 Days)*	-	0	0.00%	0	0.00	0	0.00	0	0.00
Delinquent Loans (120 Days)*	-	0	0.00%	0	0.00	0	0.00	0	0.00
Delinquent Loans (150 Days)*	-	0	0.00%	0	0.00	0	0.00	0	0.00
Delinquent Loans (180+ Days)*	-	0	0.00%	0	0.00	0	0.00	0	0.00
REO	-	0	0.00%
Bankruptcy	-	0	0.00%
Foreclosures	-	0	0.00%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.

	Liquidation To-Date
Beginning Loss Amount	0.00
Current Month Loss Amount	0.00
Current Month Recoveries	0.00
Ending Loss Amount	0.00	0.00%

	Recovery To-Date
Beginning Recovery Amount	0.00
Current Month Recovery Amount	0.00
Ending Recovery Amount	0.00

	Special Hazard	Fraud	Bankruptcy
Beginning Amount	0.00	0.00	0.00
Current Month Loss Amount	0.00	0.00	0.00
Ending Amount	-	-	-

Extraordinary Event Losses	0.00
Excess Loss Amounts	0.00

Funding Account
Beginning Funding Account Balance	0.00
Deposit to Funding Account	13,303,082.21
Excess Of Draws over Principal Collections	0.00
Payment for Additional Purchases	0.00
Prefunding balance sent to Funding account	0.00
Add Variable Funding Note	0.00
Ending Funding Account Balance as of Payment Date	13,303,082.21
Interest earned for Collection Period	0.00
Interest withdrawn related to prior Collection Period	0.00

Pre-Funding Account
Beginning Pre-Funding Account Balance	243,353,547.40
Deposit to Pre-Funding Account	0.00
Excess Of Draws over Principal Collections	0.00
Payment for Additional Purchases	0.00
Remaining balance sent to Funding Account	0.00
Ending Pre-Funding Account Balance as of Payment Date	243,353,547.40
Interest earned for Collection Period	0.00
Interest withdrawn related to prior Collection Period	0.00

Capitalized Interest Account
Beginning CIA Account Balance	2,397,926.86
Withdrawal from CIA Account	1,180,176.66
Remaining balance sent to GMACM	0.00
Ending CIA Account Balance as of Payment Date	1,217,750.20
Interest earned for Collection Period	0.00
Interest withdrawn related to prior Collection Period	0.00

Cuurent Month Repurchases Units	0
Cuurent Month Repurchases ($)	-

Bullet Termination Events	Yes/No
1) Term Notes have been downgraded below AAA/Aaa by S&P
and Moodys, respectively	No

2) Trust failed to receive advance of funds from VPRN holder
or failed to issue and sell an additional VPRN	No

3) Enhancer Default has occurred and is continuing	No

4-A) For 3 consecutive months, the average amount in the Funding
Account not used to purchase additional balances or subsequent mortgage loans is greater than 30% of the amount actually used to
purchase additional balances or subsequent transfer loans.	No

4-B) For 6 consecutive months, the average amount in the Funding
Account not used to purchase additional balances or subsequent mortgage loans is greater than 20% of the amount actually used to
purchase additional balances or subsequent transfer loans.	No

Funding Event	Yes/No
Reserve Sub-Account balance is more than $2,000,000, provided that the
Note Balance of the VPRN has been reduced to zero and the
Overcollateralization Target Amount has been met.	No